Exhibit (a)(2)(iv)

TELUSINTERNATIONAL(CDA)INC TELUS DIGITAL SPECIAL MEETING MONDAY, OCTOBER 27, 2025 AT 9:00 A.M. PDT FOR HOLDERS AS OF SEPTEMBER 12, 2025 87975H100 OCTOBER 23, 2025 1 E * ISSUER CONFIRMATION COPY - INFO ONLY * Jason Macdonnell, Josh Blair 1 Approve the plan of arrangement (the "Arrangement") involving RECOMMENDATION: FOR TELUS Digital and TELUS Corporation (the "Purchaser" or "TELUS") under section 288 of the Business Corporations Act (British Columbia) ("BCBCA"), all as more particularly described in the management information circular dated September 17, 2025. *NOTE* If you are appointing a proxyholder other than Messrs. Macdonnell or Blair, you must return your voting instruction form by mail or vote by internet at www.proxyvote.com. In addition, YOU MUST go to www.computershare.com/TELUSDigital by 9:00 a.m. (PT) on October 23, 2025 and provide Computershare with the required information for your proxyholder so that Computershare may provide the proxyholder with a username via email. This username will allow your proxyholder to log in and vote at the meeting. Without a username your proxyholder will only be able to log in to the meeting as a guest and will not be able to vote. 1 OF 1 1 0 0 FOR AGAINST 10101010101010101010101010101010 11111011110010011001001001001001 S21618- 10011011000010001100001000000000 10001111101000011100100001000111 1011111111100100100010010101110 10011001100001011010010000100101 11010001100100001010110010011110 11010101000100111001101100101111 10100010010000101001111100110100 1111000001001001101111000001011 11001001000010101001001111000110 11100001001001111011011011001001 11100100001010101001101000110100 11000100100101011111110001011101 1001000010110110110010010010010 11111111111111111111111111111111 10101010101010101010101010101010 10110010011000011000001111010111 10000010011100001100111000111000 1100100011001001111001010011010 10001010000111101111000000110010 10100111001100011111010010010101 10100010001110001101001010011010 10000100010110111001110110010101 1001000011000110110000000001001 10010010000101111001110001100101 11000000111100001111100010011000 11001000111000111011110010110011 10000111110011101001001000100010 1010001110010111110101101101010 11000111101110001000101000001000 11111111111111111111111111111111

TELUSINTERNATIONAL(CDA)INC TELUS DIGITAL SPECIAL MEETING MONDAY, OCTOBER 27, 2025 AT 9:00 A.M. PDT OCTOBER 23, 2025 1 E 1 1 OF 1 2601 14TH AVENUE MARKHAM, ON L3R 0H9 via live audio webcast online at https://meetings.lumiconnect.com/ TELUS INTERNATIONAL (CDA) INC. 400-570-171-578 (TELUS DIGITAL) FLOOR 5, 510 WEST GEORGIA STREET VANCOUVER, BC V6B 0M3 CANADA 10101010101010101010 11111011110010000111 10011011000110010100 10001111010000000111 10111110001001000100 10100100100000111101 11110000100101101100 101100100001000100 11100010010110101010 11101000001110001011 11111001011100101110 11100001011001111101 11100100000100000010 10000000100010111101 10010001001011000000 100110011011011010 10111110000001101000 11100101110000001101 11101110100010110010 11111111111111111111 S21618- 10 0 10 0 0 10 0 0 111 10 0 10 0 0 10 0 0 111